UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

AFFINITY GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On April 26, 2012, Affinity Gaming, LLC issued a press release announcing that it and its wholly owned subsidiary, Affinity Gaming Finance Corp.,  intend to offer, subject to market conditions, up to $200.0 million in aggregate principal amount of senior notes due 2020 in a private offering.  The notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.  The notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes and related guarantees in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  The offering has not been approved by any gaming regulatory authority having jurisdiction over any of Affinity Gaming’s casino operations.

A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are furnished herewith.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GAMING, LLC

Date: April 26, 2012	By:	/s/ JOHN CHRISTOPHER KRABIEL
John Christopher Krabiel
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated April 26, 2012.